UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Event Earliest Reported): March 8, 2013 (March 4, 2013)

Vinyl Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52769	26-0295367
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5000 Birch Street, Suite 4800, Newport Beach, CA 92660

(Address of principal executive offices)

(949) 373-7281

(Registrant's telephone number)

30950 Rancho Viejo Road, Suite 120, San Juan Capistrano, CA 92675

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

Buffalo Boss Transaction

On September 12, 2012, Vinyl Products, Inc. (”Vinyl” “we” or the “Company”) entered into a binding letter of intent (the “Agreement”) to merge with Buffalo Boss Holdings, Inc. (“Buffalo Boss”). On March 4, 2013 the Agreement was terminated by the mutual consent of the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 8, 2013

VINYL PRODUCTS, INC.

By:	/s/ Doug Brackin
Doug Brackin
Chief Executive Officer
(Principal Executive Officer)